MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

July 2, 2007

MENV—OTCBB  USA

A0J3PY—WKN # Frankfurt Stock Exchange

Micron Enviro Systems Inc. Acquires Interest in 13,916 acres of New Athabasca Oil Sands Land in Alberta, Canada

Micron Enviro Systems, Inc.’s (OTCBB: MENV) (Frankfurt Stock Exchange WKN#--:A0J3PY) ("Micron" or the “Company”) is extremely pleased to announce that it has acquired an interest in two separate Athabasca Oil Sands Leases consisting of 10 (6326 acres) continuous sections and 12 (7591 acres) contiguous sections, each in the worlds largest Oil Sands field. Bernard McDougall, President of Micron stated, “This is an absolutely huge acquisition for Micron as the Company has gone from interests in 24.5 sections (15,500 acres) to now having interests in 46.5 sections (29,415 acres) of prime Alberta Oil Sands property.  These new sections are made up of two substantial continuous blocks neighboring such companies as Paramount, EnCana, Koch and Canadian Natural Resources.  These two new blocks are the two largest contiguous blocks of prime Athabasca Oil Sands leases that the Company currently has an interest in.  One other exciting aspect is that these new blocks provide the Company with the ability to possibly add to this land as additional continuous parcels are expected to be up for auction in the future. Management firmly believes that the best way to maximize shareholder value is to acquire and develop assets within the Canadian Oil Sands.  The most important aspect of this growth is the acquisition of the land, as when you develop the acreage the valuation the Company receives will be determined by the oil in place lying under the total acreage under lease.  Micron has grown from having an interest in 4.5 sections at the end of 2006 to now having interest in 46.5 sections of prime Alberta Oil Sands Leases.  When you consider that oil is now at 10 month highs, and that geopolitical tensions are rising in the Middle East, Venezuela, Nigeria, and Russia, management feels that the Oil Sands of Canada will be one of the single largest growth areas for oil production in the short and long term.  When you couple the fact that Canada is one of the safest economic and political areas to invest in, with Micron being one of the smallest market capitalized companies in one of the largest oil fields on earth, management is quite optimistic about the future of Micron.  Management’s goal is to ultimately put one or more of our Oil Sands prospects into production in the future.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 46.5 gross sections (29,415 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 22 sections, and has a 4.17 % net interest in the 4.5 additional Oil Sands sections.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com.

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com